Exhibit 99.1

NAUTILUS NEUROSCIENCES, INC.

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2012 AND 2011

Rothstein Kass

NAUTILUS NEUROSCIENCES, INC.

INDEPENDENT AUDITORS’ REPORT

To Nautilus Neurosciences, Inc.

We have audited the accompanying financial statements of Nautilus Neurosciences, Inc. which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nautilus Neurosciences, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass
Roseland, New Jersey
April 26, 2013

NAUTILUS NEUROSCIENCES, INC.

BALANCE SHEETS

December 31,	2012	2011

ASSETS

Current assets
Cash	$17,776,530	$4,576,000
Accounts receivable, net of allowance for cash discounts and sales returns of $190,346 and $226,798 at December 31, 2012 and 2011, respectively	1,826,045	1,267,761
Inventory	298,514	474,393
Prepaid expenses and other current assets	890,466	299,210
Total current assets	20,791,555	6,617,364
Property and equipment, net	210,714	245,537
Intangible assets, net	17,179,729	15,288,491
Other assets, net	3,088,666	591,386
	$41,270,664	$22,742,778
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,209,288	$3,891,977
Current portion of long-term debt	1,400,000	6,823,821
Total current liabilities	8,609,288	10,715,798
Long-term debt, less current portion	19,183,333
Related party notes payable		10,145,449
Deferred rent	23,864	28,158
Total liabilities	27,816,485	20,889,405
Stockholders’ equity:
Series A Convertible Preferred Stock, $.01 par value, 18,046 shares authorized, issued and outstanding at December 31, 2012 and 2011	6,574,254	4,225,598
Series B Convertible Preferred Stock, $.01 par value, 8,000 shares authorized, issued and outstanding at December 31, 2012 and 2011	2,535,879	1,530,542
Series C Convertible Preferred Stock, $.01 par value, 82,971 shares authorized, 79,227 shares issued and outstanding at December 31, 2012	792
Common stock, $.01 par value, 136,017 and 55,000 shares authorized, 2,670 and 1,928 shares issued and outstanding at December 31, 2012 and 2011, respectively	27	20
Additional paid-in capital	44,267,876	20,289,392
Accumulated deficit	(39,924,649)	(24,192,179)
Total stockholders’ equity	13,454,179	1,853,373
	$41,270,664	$22,742,778

See accompanying notes to financial statements.

NAUTILUS NEUROSCIENCES, INC.

STATEMENTS OF OPERATIONS

For the years ended December 31,	2012	2011
Revenues
Product sales, net	$13,066,947	$8,653,974
License fee revenue	750,000
Royalty income	19,245
	13,836,192	8,653,974
Operating expenses
Costs of products sold	1,727,379	1,510,143
Marketing and selling	12,142,275	9,741,399
Depreciation and amortization	1,187,138	1,053,869
General and administration	12,768,288	7,593,404
	27,825,080	19,898,815

Loss from operations	(13,988,888)	(11,244,841)

Other income (expense)
Interest expense	(1,756,861)	(1,020,348)
Interest income	10,807	14,406
Other income	2,472
Total other income (expense), net	(1,743,582)	(1,005,942)
Net loss	$(15,732,470)	$(12,250,783)

See accompanying notes to financial statements.

NAUTILUS NEUROSCIENCES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2012 and 2011

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances, January 1, 2011	18,046	$2,106,455	8,000	$626,018	—	$—	2,357	$24	$23,313,059	$(11,941,396)	$14,104,160
Cancellation of restricted common stock to employee under equity compensation plan							(579)	(6)			(6)
Issuance of restricted common stock to employees under equity compensation plan							150	2			2
Accretion of dividends on Preferred Stock		2,119,143		904,524					(3,023,667)		—
Net loss										(12,250,783)	(12,250,783)
Balances, December 31, 2011	18,046	$4,225,598	8,000	$1,530,542	—	$—	1,928	$20	$20,289,392	$(24,192,179)	$1,853,373
Issuance of Series C Convertible Preferred Stock for Cash					30,365	303			10,475,572		10,475,875
Issuance of Series C Convertible Preferred Stock in exchange for promissory notes					48,862	489			16,856,905		16,857,394
Cancellation of restricted common stock to employees under equity compensation plan							(30)	(1)			(1)
Issuance of restricted common stock to employees under equity compensation plan							772	8			8
Accretion of dividends on Preferred Stock		2,348,656		1,005,337					(3,353,993)		—
Net loss										(15,732,470)	(15,732,470)
Balances, December 31, 2012	18,046	$6,574,254	8,000	$2,535,879	79,227	$792	2,670	$27	$44,267,876	$(39,924,649)	$13,454,179

See accompanying notes to financial statements.

NAUTILUS NEUROSCIENCES, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31,	2012	2011

Cash flows from operating activities
Net loss	$(15,732,470)	$(12,250,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,187,138	1,053,869
Amortization of deferred financing fees	19,005
Accrued interest converted into preferred stock	637,949
Issuance (cancellation) of restricted common stock, net	7	(4)
Deferred rent	(4,294)	(209)
Write off of license agreement	14,938	283,821
Changes in operating assets and liabilities:
Accounts receivable, net	(558,284)	(663,912)
Inventory	175,879	(63,392)
Prepaid expenses and other current assets	(591,256)	235,167
Other assets	(86,451)	(80,546)
Accounts payable and accrued expenses	1,496,998	3,342,901
Net cash used in operating activities	(13,440,841)	(8,143,088)

Cash flows from investing activities
Purchases of property and equipment	(98,491)	(63,713)
Purchase of intangible assets	(2,960,000)
Net cash used in investing activities	(3,058,491)	(63,713)

Cash flows from financing activities
Repayment of long-term debt	(7,783,821)	(3,232,337)
Repayment of related party note payable	(22,358)
Proceeds from issuance of preferred stock	10,475,875
Proceeds from issuance of related party notes payable	6,000,000	10,145,449
Proceeds from issuance of long-term debt	21,030,166
Net cash provided by financing activities	29,699,862	6,913,112

Net increase (decrease) in cash	13,200,530	(1,293,689)
Cash, beginning of year	4,576,000	5,869,689
Cash, end of year	$17,776,530	$4,576,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$761,995	$—

Supplemental disclosure of non-cash investing and financing activities,
Accrued interest converted into long-term debt	$—	$914,196
Related party notes payable and related accrued interest converted into preferred stock	$16,857,394	$—

See accompanying notes to financial statements.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

1.                   Nature of operations

Nautilus Neurosciences, Inc. (the “Company”) is a central nervous system (“CNS”) focused pharmaceutical company formed by Tailwind Capital Partners (“Tailwind”) to market Cambia® in the United States and Canada. Cambia® is a Federal Food and Drug Administration (“FDA”) approved treatment for migraines, as well as other potential CNS pharmaceuticals. The Company is headquartered in New Jersey.

The Company was formed on October 30, 2009 and incorporated in Delaware. On November 23, 2009, the Company acquired the Cambia® trademark and other intellectual property from Kowa Pharmaceuticals America, Inc. (“Kowa”), the American subsidiary of Kowa Company Ltd., for a total consideration of $16,150,000.

Effective February 28, 2013, the Company entered into an Agreement and Plan of Merger, see Note 11.

2.                   Summary of significant accounting policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These financial statements were approved by management and available for issuance on April 26, 2013. Subsequent events have been evaluated through this date.

Revenue Recognition

Product sales consist of sales of Cambia® (diclofenac potassium for oral solution) and are recognized when shipped and title and risk of loss have passed. Product sales are recorded net of accruals for estimated rebates, wholesaler chargebacks, discounts and other deductions (collectively “sales deductions”).

License fee revenues consist of payments received from the granting of an exclusive license related to the promotion, manufacture, use, marketing, distribution and sale of Cambia® in Canada.

Royalty revenue consists of product royalty payments under a license agreement and is recognized when earned, determinable and realizable, and collectability is reasonably assured.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for cash discounts, sales returns, and doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. There was no allowance for doubtful accounts at December 31, 2012 and 2011.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

2.                   Summary of significant accounting policies (continued)

Inventory

Inventory is stated at cost on a first-in first-out basis, which does not exceed market value. At December 31, 2012 and 2011, inventory consists of the following:

	2012	2011
Samples	$186,864	$397,593
Finished Goods	111,650	76,800
	$298,514	$474,393

Property and Equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation, amortization and, if applicable, impairment charges.

Depreciation of equipment, software and furniture and fixtures is provided over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms. Useful lives by asset category are as follows:

Estimated
Asset	Useful Life

Equipment	3 Years
Software	3 Years
Furniture and fixtures	5 Years
Leasehold improvements	Term of lease

Long-Lived Assets

The Company evaluates its long-lived assets, including intangible assets with definitive lives, for impairment periodically or whenever events or other changes in circumstances indicate that the carrying value of an asset may no longer be recoverable. An evaluation of recoverability is performed by comparing the carrying values of the assets to projected future cash flows, in addition to other quantitative and qualitative analyses based upon forecasted financial information. Upon indication that the carrying values of such assets may not be recoverable, the Company recognizes an impairment loss as a charge against current operations. To date, management has determined that no impairment of long-lived assets exists.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

2.                   Summary of significant accounting policies (continued)

Intangibles

Intangible assets, which consist of trademarks and license agreements, are amortized using the straight-line method over their estimated period of benefit. The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. All of the Company’s intangible assets are subject to amortization.

Deferred Financing Costs

In 2012, the Company incurred financing costs of approximately $1,430,000 related to the issuance of the Company’s long-term debt. These costs are to be amortized over the term of the loan, and are included in other assets, net of accumulated amortization, on the accompanying balance sheets. Amortization expense charged to operations for the year ended December 31, 2012 was approximately $19,000.

Income Taxes

The Company complies with U.S. GAAP which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that increases ending accumulated deficit. Based on its analysis, the Company has determined that is has not incurred any liability for unrecognized tax benefits as of December 31, 2012 and 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the years ended December 31, 2012 and 2011.

The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally, the Company is subject to income tax examinations by major taxing authorities for years since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

2.                   Summary of significant accounting policies (continued)

Concentration of Credit Risk

The Company maintains its cash with a high credit quality financial institution. At times, the Company’s cash balances with this institution may exceed the current insured amount under the Federal Deposit Insurance Corporation (“FDIC”) of $250,000. To date, the Company has not experienced and does not anticipate any losses on its deposits of cash.

Reclassifications

Certain 2011 amounts have been reclassified, where appropriate, to conform to the presentation used in 2012.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Periodically, the Company reviews all significant estimates and assumptions affecting the financial statements relative to current conditions and records the effect of any necessary adjustments. Actual results could differ from those estimates.

3.                   Property and equipment

Property and equipment consists of the following at December 31, 2012 and 2011:

	2012	2011
Equipment	$257,212	$205,297
Software	61,061	59,872
Furniture and fixtures	124,916	90,388
Leasehold improvements	77,939	67,080
	521,128	422,637
Less accumulated depreciation and amortization	310,414	177,100
	$210,714	$245,537

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was approximately $133,000 and $114,000, respectively.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

4.                   Intangible assets

Intangible assets consist of the following as of December 31, 2012 and 2011:

	2012	2011
Trademarks	$17,025,000	$16,150,000
License Agreements	3,052,021	967,021
	20,077,021	17,117,021
Less accumulated amortization	2,897,292	1,828,530
	$17,179,729	$15,288,491

Trademarks

In November 2009, the Company acquired the Cambia® trademark and other intellectual property from Kowa for a purchase price of $16,150,000, of which $7,750,000 was paid in cash and $8,400,000 was financed through the issuance of a secured promissory note. These costs are being amortized over a twenty-year period which is the initial period a trademark may obtain certain rights when registered with the U.S. Patent and Trademark Office.

In July 2012, in accordance with the terms of the Asset Purchase Agreement with Kowa, the Company was required to make a $875,000 milestone payment to Kowa based on achieving a certain level of net sales as defined in the Asset Purchase Agreement. This cost is being amortized on a straight-line basis over the remaining life of the trademark.

License Agreements

In November 2009, the Company entered into two license agreements, the Sachet License Agreement and the Tablet-ODT License Agreement, for the development, manufacturing, and sale of certain diclofenac based pharmaceutical products. In connection with the agreements, the Company paid upfront license fees aggregating $1,325,532. These license fees are being amortized on a straight-line basis over the ten year terms of the license agreements.

In December 2011, the Company terminated the Tablet-ODT License Agreement in accordance with its terms, and charged approximately $284,000 to expense, representing the unamortized balance of the license fees related to this agreement at the termination date.

In June 2012, the Company entered into an Amended and Restated Sachet License Agreement. Pursuant to the terms of the Amended and Restated Sachet License Agreement, the Company was required to make a payment of $2,000,000 to the counterparty, of which $1,000,000 was paid in cash at closing and the remaining $1,000,000 was financed through the issuance of a promissory note. This cost is being amortized on a straight-line basis over the remaining life of the license agreement. In December 2012, the Company paid the counterparty $960,000 in full satisfaction of the outstanding promissory note.

In July 2012, in accordance with the terms of the Sachet License Agreement, the Company was required to make a $125,000 milestone payment to the counterparty based on achieving a certain level of net sales as defined in the Sachet License Agreement. This cost is being amortized on a straight-line basis over the remaining life of the license agreement.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

4.                   Intangible assets (continued)

License Agreements (continued)

Amortization expense for the years ended December 31, 2012 and 2011 in connection with the above intangible assets was approximately $1,054,000 and $940,000, respectively.

Estimated annual amortization expense of the intangible assets for each of the next five years is approximately $1,221,000.

5.                   Related party debt obligation

In September, November, and December 2011, the Company issued an aggregate of $10,145,449 of convertible promissory notes to various stockholders’ which charged interest at a rate of 12% per annum and had a maturity date of July 1, 2013. All interest and principal were due at maturity. The notes were convertible into preferred shares of the Company at a conversion rate to be determined by the Company’s Board of Directors. In March 2012, approximately $22,000 of the convertible promissory notes were repaid. In May 2012, the remaining convertible promissory notes and accrued interest, aggregating $10,655,202, were converted into shares of the Company’s Series C Preferred Stock. Interest expense charged to operations related to these notes for the year ended December 31, 2012 and 2011, was approximately $436,000 and $96,000, respectively.

In July, September, October and November 2012, the Company issued an aggregate of $6,000,000 of promissory notes to various stockholders’ which charged interest at a rate of 18% per annum and had various maturity dates. All interest and principal were due at maturity. In December 2012, these promissory notes and accrued interest, aggregating $6,202,192, were converted into shares of the Company’s Series C Preferred Stock at a rate of $345 per share. Interest expense charged to operations related to these notes for the year ended December 31, 2012, was approximately $202,000.

6.                   Long-term debt

In November 2009, the Company issued a secured promissory note (the “Note”) in the amount $8,400,000 pursuant to the Asset Purchase Agreement between the Company and Kowa for the purchase of the Cambia® trademark and other intellectual property. Payments of principal were due on December 31, 2011 and December 31, 2012 in the amounts of $2,700,000 and $5,700.000, respectively. The Note was collateralized by the assets acquired from Kowa under the Asset Purchase Agreement. Interest on the Note was payable annually in arrears on December 31 of each year and accrued at a rate of 10% per annum for the period from January 1, 2011 to December 31, 2011, and 12% per annum thereafter until amounts due under the agreement are paid in full. On December 31, 2011, accrued interest of approximately $914,000 was converted into additional principal in accordance with the terms of the Note. In December 2012, the Note and any unpaid accrued interest was paid in full. Interest expense charged to operations related to this note for the years ended December 31, 2012 and 2011, was approximately $762,000 and $914,000, respectively.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

6.        Long-term debt (continued)

On December 5, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”) with SWK Funding LLC. The Credit Agreement provides for a Term Loan (the “Term Loan”) commitment of $22,500,000. Under the terms of the Credit Agreement, interest accrues at either a base rate or the LIBOR rate, as determined by the Company, plus an applicable margin; the base rate and LIBOR rate are subject to minimum floor values such that the minimum interest rate is 16%. The Company is required to make quarterly payments of principal and interest calculated as a percent of net sales and royalties for each period beginning on February 28, 2013. In addition, the Company must pay an increasing exit fee, which is being accreted to interest expense over the term of the Credit Agreement. As of December 31, 2012, SWK Funding LLC is entitled to a $2,000,000 exit fee. The Term Loan matures on December 5, 2017. The Term Loan is secured by a first priority security interest in all of the Company’s assets. As part of the Term Loan, SWK Funding LLC has established a $1,000,000 interest reserve account with a financial institution. To the extent that the Company is unable to make the interest payments required under the Term Loan, then SWK Funding LLC shall draw funds from interest reserve account in order to pay all such interest then due and payable. As of December 31, 2012, the interest reserve remains fully funded and is included in other assets.

The Credit Agreement contains a number of affirmative and negative covenants as well as financial covenants, including but not limited to, that the Company maintain a minimum sales level relative to projected Cambia® revenues, measured on a trailing twelve-month basis and maintain cash and cash equivalents in accounts equal to at least $1,500,000, exclusive of amounts in the interest reserve account. As of December 31, 2012, the Company was in compliance with all of the covenants in the Credit Agreement.

Aggregate maturities of long-term debt, by year, based on current estimated levels of net sales and royalties are approximately as follows:

Year ending December 31,
2013	1,400,000
2014	1,400,000
2015	1,400,000
2016	1,400,000
2017	16,900,000
$22,500,000

Interest expense related to the Credit Agreement charged to operations for the year ended December 31, 2012 was approximately $266,000.

7.        Stockholders’ equity

As of December 31, 2012, the Company is authorized to issue 136,017 shares of its common stock (the “Common Stock”), and 112,017 shares of its preferred stock, of which 18,046 has been specifically designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), 8,000 of which has been specifically designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), 82,971 of which has been specifically designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The remaining 3,000 shares of Preferred Stock may be issued from time to time in one or more series as determined by the board of directors of the Company. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively the “Preferred Stock”) shall rank senior to the Common Stock now outstanding or hereafter issued, with respect to all rights, preferences and privileges.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

7. Stockholders’ equity (continued)

Preferred Stock

The Series A and Series B Preferred stockholders are entitled to receive dividends on a quarterly basis, payable in cash, to the extent declared by the Board of Directors, in arrears on March 31, June 30, September 30 and December 31. The dividends accrue at a rate of 2.5% per quarter and accumulate quarterly into the shares “accreted value” if not paid. In the event any dividends or distributions are declared on the Company’s Common Stock, each holder of shares of Series A and Series B Preferred Stock shall be entitled to receive such dividends or distributions declared and paid or made on the Common Stock deemed to be held by such holder on an as- converted basis. The Series C Preferred stockholders are not entitled to any dividends.

The holders of Series A and Series B Preferred Stock have a liquidation preference equal to the sum of the Series A and Series B Preferred Stock’s accreted value and all accumulated and unpaid dividends on the Series A and Series B Preferred Stock which have not been added to the Series A and Series B Preferred Stock’s accreted value. The Series C Preferred stock has a liquidation preference equal to $690 per share. The Series A, Series B and Series C Preferred Stock liquidation value is to be paid to its holders before payment on any other securities ranking junior to the Series A, Series B and Series C Preferred Stock.

The Series A, Series B and Series C Preferred Stock is redeemable at the option of the holder upon the occurrence of certain events as specified in the amended and restated certificate of incorporation. Additionally, the Company is required to redeem the then outstanding shares of Series A, Series B and Series C Preferred Stock if the Company receives written notice from the holders of a majority of the outstanding shares of the Series A, Series B and Series C Preferred Stock requesting redemption at any time on or after January 1, 2015. The redemption price of the Series A and Series B Preferred Stock shall be equal to the liquidation preference plus any amounts due to the holders of the Series A and Series B Preferred Stock at the time redemption was requested. The redemption price of the Series C Preferred Stock shall be equal to the liquidation preference.

The Series A, Series B and Series C Preferred Stock is convertible into shares of the Company’s Common Stock at the option of the holder, and at any time upon written notice. The number of shares of Common Stock issuable upon conversion of shares of series A Preferred Stock shall be the preferred stock’s accreted value divided by the applicable conversion price in effect at the time of the conversion. The number of shares of Common Stock issuable upon conversion of shares of series B Preferred Stock shall be preferred stock’s accreted value divided by the applicable conversion price in effect at the time of the conversion, multiplied b eight-tenths (0.8). The initial conversion price of the Series A and Series B Preferred Stock is $1,000 and is subject to adjustment as provided for in the amended and restated certificate of incorporation. The number of shares  of Common Stock issuable upon conversion of shares of Series C Preferred Stock shall be the preferred stock’s cost divided by $345.

In January 2010, the Company issued 1,660 shares of its Series A Preferred Stock to key members of management and a director of the Company. Of the 1,660 shares issued, 250 shares were issued to its Chief Executive Officer, valued at $250,000, in lieu of salary, and 285 shares were issued in exchange for employee loans of $210,000 and $75,000, respectively, from its President and Chief Executive Officer. The notes bear interest at a rate of .57% per annum, and are due on December 31, 2012.

In March 2010, the Company issued 8,000 shares of its Series B Preferred Stock for $8,000,000 in cash. In March 2010, the Company issued 3,270 shares of its Series A Preferred Stock for $3,270,000, of which 270 shares were purchased by members of management for $270,000.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

7.        Stockholders’ equity (continued)

Preferred Stock (continued)

In May 2012, the Company converted approximately $10,655,000 of convertible promissory notes and related accrued interest issued to related parties (see Note 5) into 30,885 shares of the Company’s Series C Preferred Stock. In conjunction with the conversion, the Company issued an additional 16,458 shares of the Series C Preferred Stock to related parties for aggregate proceeds of approximately $5,678,000.

In December 2012, the Company converted approximately $6,202,000 of promissory notes and related accrued interest issued to related parties (see Note 5) into 17,977 shares of the Company’s Series C Preferred Stock. In conjunction with the conversion, the Company issued an additional 13,907 shares of the Series C Preferred Stock to the related party note holders involved in the conversion for aggregate proceeds of approximately $4,798,000.

8.        Stock-Based Compensation

Equity Incentive Plan

On November 23, 2009, the Company’s Board approved the Equity Incentive Plan (the “Plan”) pursuant to which 6,425 shares of authorized but unissued stock are reserved for issuance. Effective December 12, 2011, the Company’s Board approved an increase to 7,950 shares of authorized but unissued stock reserved for issuance. Under the Plan, incentive stock options, non-qualified stock options or restricted stock awards may be granted by the Plan to non-employee directors, employees, and consultants of the Company in order to attract, motivate, and retain such persons. These options have exercise prices and vesting terms established by the Board of Directors at the time of each grant. Restricted stock awards have vesting terms and restrictions as established by the Board of Directors at the time of issuance. As of December 31, 2012 and 2011, there were 1,814 and 3,574 shares respectively, available to be awarded under the Plan. No awards may be made after November 23, 2019.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

8. Stock-Based Compensation (continued)

Stock Options

Compensation expense is recognized on a straight-line basis over the vesting period. The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted.

The following is a summary of the Company’s stock option activity:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life	Aggregate Intrinsic Value
Outstanding January 1, 2011	2,807	$1,267	9.0	$––
Granted in 2011	300	824	9.5	––
Forfeited in 2011	(660)	1,326	8.0	––
Outstanding at December 31, 2011	2,447	$1,196	8.2	$––
Granted in 2012	1,077	1,203	9.1	––
Forfeited in 2012	(59)	824	7.3	––
Outstanding at December 31, 2012	3,465	$1,205	7.8	$––
Vested and excercisable at December 31, 2011	1,433	$1,312	8.0	$––
Vested and excercisable at December 31, 2012	2,091	$1,279	7.1	$––

During 2012 and 2011, there was no weighted-average grant-date fair value of the stock options as the underlying common stock was not deemed to have any value at that time. Accordingly, there was no compensation recognized in the statements of operations for the stock options issued during the years ending December 31, 2012 and 2011.

At December 31, 2012, there was no unrecognized compensation expense related to non-vested stock options issued in years prior to 2011.

Restricted Stock

Outstanding restricted stock generally vests ratably over five years beginning the first anniversary of the grant date. During 2012 and 2011, 30 and 579, respectively, non vested shares previously issued have been forfeited due to terminations of employment.

During 2012 and 2011, the Company granted 772 and 150 shares of restricted stock, respectively, to key employees. Any related stock-based compensation expense is recorded over the requisite service period, which is the vesting period. The fair value of the restricted stock is based on the market value of the Company’s common stock on the date of the grant.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

8. Stock-Based Compensation (continued)

Restricted Stock (continued)

The following is a summary of the Company’s restricted stock activity:

		Weighted	Aggregate
		Average Grant	Intrinsic
	Shares	Price	Value

Outstanding January 1, 2011	2,357	$—	$—

Forfeited in 2011	(579)

Granted in 2011	150

Outstanding at December 31, 2011	1,928	$—	$—

Forfeited in 2012	(30)

Granted in 2012	772

Outstanding at December 31, 2012	2,670	$—	$—

Vested and excercisable at December 31, 2011	1,251	$—	$—

Vested and excercisable at December 31, 2012	1,746	$—	$—

During 2012 and 2011, there was no weighted-average grant-date fair value of the restricted stock awards as the underlying common stock was not deemed to have any value at that time. Accordingly, there was no compensation recognized in the statements of operations for the restricted stock issued during the years ending December 31, 2012 and 2011.

At December 31, 2012, there was no unrecognized compensation cost related to all of the non-vested restricted stock granted to employees, issued in years prior to 2011.

9. Commitments and contingencies

Operating Leases

The Company leases certain of its facilities under operating leases which expire through 2015.

The Company has a master vehicle lease agreement for the vehicles it uses in its operations. Each individual lease under the master agreement is for a term of forty months. Payments vary based upon the specific vehicle being leased.

The Company has a forty month equipment lease for office equipment.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

9. Commitments and contingencies (continued)

Operating Leases (continued)

Aggregate future minimum annual facilities rental, vehicle lease and equipment lease payments in the years subsequent to December 31, 2012 are approximately as follows:

Year ending December 31,
2013	$371,000
2014	210,000
2015	91,000
$672,000

Rent expense for facilities for the year ended December 31, 2012 and 2011, was approximately $141,000 and $125,000, respectively.

Employment Contracts

The Company has entered into employment contracts with four of its executives and a severance agreement with one of its former executives through December 31, 2014 that provide for minimum annual base salaries and payments of bonuses if certain pre-determined objectives are achieved. Aggregate future minimum salaries due under the agreements are approximately as follows:

Year ending December 31,
2013	$1,320,000
2014	200,000
$1,520,000

License Agreements

The Company has entered into two license agreements, the Sachet License Agreement and the Tablet-ODT License Agreement, for the development, manufacturing, and sale of certain diclofenac based pharmaceutical products. The Company is obligated to make certain milestone payments based upon the achievement of specific net sales amounts as defined in the agreements. In addition, the Company is obligated to pay royalties at specified rates as defined in the agreements on the sale of the licensed products. For the years ending December 31, 2012 and 2011, the Company recognized royalty expense of approximately $1,180,000 and $778,000, respectively. In December 2011, the Company exercised its rights and terminated the Tablet-ODT License Agreement. In June 2012, the Company entered into an Amended and Restated Sachet License Agreement.

In addition, the Company has entered into a data sub-license agreement with its licensee and is obligated to pay royalties at specified rates as defined in the agreement on the sale of the licensed products. For the years ending December 31, 2012 and 2011, the Company recognized royalty expense under this agreement of approximately $327,000 and $215,000, respectively.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

9.        Commitments and contingencies (continued)

License Agreements (continued)

In November 2010, in connection with the aforementioned license agreements, the Company exercised its right to grant a sub-license to a third party. In connection with this grant, the Company is to receive certain milestone payments based upon the achievement of specific net sales amounts as defined in the agreement. In addition, the counterparty to this agreement is obligated to pay royalties as defined in the agreement on the sale of the licensed products. For the year ending December 31, 2012, the Company recorded $750,000 of license fee revenue related to milestone payments received pursuant to this sub-license agreement. As of December 31, 2012, $500,000 of this amount was receivable and is included in other assets in the accompanying balance sheets.

Management Agreement

The Company has entered into a management agreement with an affiliate of Tailwind and Galen Management, LLC (“Galen”), an affiliate of one of the Company’s stockholders. Under the agreement, the Tailwind affiliate and Galen are to provide the Company with certain management, consulting, and financial services. In exchange for the services, the Company is to pay the Tailwind affiliate and Galen $500,000 per annum, payable quarterly in advance, commencing on January 1, 2012. The agreement will terminate on November 29, 2019, but contains provisions for automatic renewals on a year-to-year basis. The Tailwind affiliate and Galen are also entitled to receive additional compensation for services rendered by it to the Company in connection with any future transactions involving the Company as specified in the agreement. Payment of the management fee is subject to the terms of a management fee subordination agreement between the affiliate of Tailwind, Galen, the Company and SWK Funding LLC.

10.      Income taxes

At December 31, 2012 and 2011, the deferred tax asset consists of the following:

	2012	2011
Net operating loss carryforwards	$12,857,000	$7,341,000
Temporary difference due to start up costs	1,491,000	1,612,000
Accrued liabilities	127,000	110,000
Other	(93,000)	(28,000)
	14,382,000	9,035,000
Valuation allowance	(14,382,000)	(9,035,000)
Deferred tax assets, net of allowance	$––	$––

Deferred income taxes are recognized primarily for the temporary differences created on the timing of the reporting of various start-up costs for financial statement and income tax purposes. As a development stage corporation through May 2010, a significant portion of the Company’s expenses were not currently deductible for federal and state tax purposes. These expenses were capitalized for federal and state tax purposes and amortized into expense over a period of five years, commencing in May 2010, once the Company was no longer deemed to be in the development stage.

NAUTILUS NEUROSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

10.      Income taxes (continued)

The Company has net operating loss carryforwards relating to the expenses currently deductible of approximately $33,835,000. These operating loss carryforwards may be used to offset future taxable income through 2032.

The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods. In addition, utilization of the net operating loss carryforwards may be limited based upon changes in ownership interests.

11.      Subsequent events

The Company entered into an Agreement and Plan of Merger, under Delaware Law, to implement a holding company as required by its Credit Agreement. The Company formed two subsidiaries, NNI Holdings Corp. (the “Holding Company”) and Merger Sub (the “Merger Sub”), and on February 28, 2013, the Company merged into Merger Sub with the Company being the surviving corporation in the merger. In the merger, each share of capital stock of the Company outstanding immediately prior to the merger was automatically converted into a share of capital stock of the Holding Company having the same designations, right, powers and preferences, and the same qualifications, limitation and restrictions, as such share of capital stock of the Company had immediately prior to the merger.

In March 2013, the Company received $250,000 from the interest reserve account with SWK Funding LLC as part of the Credit Agreement (see Note 6).